Exhibit 99.1

For Information Contact

At Greater Bay Bancorp:	At Silverman Heller Associates:
Byron A. Scordelis, President and CEO	Philip Bourdillon/Gene Heller
(650) 838-6101	(310) 208-2550
James S. Westfall, EVP and CFO
(650) 838-6108

FOR IMMEDIATE RELEASE

GREATER BAY BANCORP REPORTS

FINANCIAL RESULTS

FOR THE FOURTH QUARTER AND FULL YEAR 2006

EAST PALO ALTO, Calif., February 1, 2007 – Greater Bay Bancorp (Nasdaq: GBBK), a $7.4 billion in assets financial services holding company, today announced results for the fourth quarter and year ended December 31, 2006.

For the fourth quarter of 2006, the Company’s net income was $18.8 million, or $0.33 per diluted common share, compared to $27.5 million, or $0.48 per diluted common share, for the fourth quarter of 2005, and $18.5 million, or $0.32 per diluted common share, for the third quarter of 2006. For the year ended December 31, 2006, net income was $89.6 million, or $1.60 per diluted common share, compared to $97.2 million, or $1.64 per diluted common share for the year ended December 31, 2005.

Operating results for the quarter included the recognition of severance expenses totaling $2.2 million which were associated with reduction in workforce actions taken as part of the Company’s previously outlined cost control initiatives. The results also included a mark-to-market decline of $1.5 million in the value of the Company’s equity investment portfolio.

For the fourth quarter of 2006, the Company’s return on average common equity, annualized, was 10.03% compared to 16.25% for the fourth quarter of 2005, and 10.15% for the third quarter of 2006. Return on average common equity for the year ended December 31, 2006 was 12.57% compared to 14.55% in 2005. Return on average assets, annualized, for the fourth quarter of 2006 was 1.00% compared to 1.53% for the fourth quarter of 2005, and 1.00% for the third quarter of 2006. Return on average assets for the year ended December 31, 2006 was 1.24% compared to 1.37% in 2005.

“We are pleased with the continued progress achieved during the quarter,” stated Byron A. Scordelis, President and Chief Executive Officer of Greater Bay Bancorp. “Against a cyclical market backdrop of continued margin pressure, we achieved healthy growth in our core deposit base, and posted solid growth in both our community banking and specialty finance loan portfolios. Key credit metrics remained strong, and we made tangible progress in our sustained expense control initiatives.”

Greater Bay Bancorp

Financial Results for the Fourth Quarter and Full Year 2006

February 1, 2007

Net Interest Income and Margin

Net interest income for the fourth quarter of 2006 decreased to $63.9 million from $67.7 million in the fourth quarter of 2005, and increased from $63.8 million in the third quarter of 2006. Net interest income for the year ended December 31, 2006 decreased to $260.4 million from $267.2 million in 2005.

The net interest margin (on a fully tax-equivalent basis) for the fourth quarter of 2006 was 3.91%, compared to 4.36% for the fourth quarter of 2005 and 3.97% for the third quarter of 2006. The net interest margin (on a fully tax-equivalent basis) for the year ended December 31, 2006 was 4.13% compared to 4.34% in 2005.

“Margin contraction was principally due to a continued, though noticeably slowed, narrowing of deposit spreads,” stated James S. Westfall, Executive Vice President and Chief Financial Officer. “Movement in asset yields and other funding costs were fairly balanced during the quarter,” he added.

Non-Interest Income

Non-interest income for the fourth quarter of 2006 decreased to $51.6 million compared to $53.0 million in the fourth quarter of 2005. This reduction was primarily attributable to a $2.8 million decline in equity investment mark-to-market income, partially offset by a $1.7 million increase in insurance commissions and fees.

Non-interest income for the fourth quarter of 2006 decreased by $3.9 million compared to the third quarter of 2006. This reduction was primarily attributable to a $3.0 million reduction in insurance commissions and fees reflecting normal fourth quarter seasonality and a $1.5 million decline in equity investment mark-to-market income.

Non-interest income for the year ended December 31, 2006 increased to $222.6 million from $211.9 million in 2005. This change was primarily attributable to an increase in insurance brokerage commissions and fees of $10.9 million, including $10.2 million related to Lucini / Parish which was acquired May 1, 2005.

Non-interest income as a percentage of total revenues for the fourth quarter of 2006 was 44.7%, compared to 43.9% for the fourth quarter of 2005 and 46.5% for the third quarter of 2006. Non-interest income as a percentage of total revenues for the year ended December 31, 2006 was 46.1%, compared to 44.2% for 2005.

“We continue to be very encouraged by the performance of ABD,” commented Mr. Scordelis. “ABD achieved solid quarterly revenue growth compared to the same period last year in spite of on-going premium softening, and its net full-year inflow of new business remained positive. ABD also undertook explicit cost control measures aimed at expanding its future operating margin.”

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Greater Bay Bancorp

Financial Results for the Fourth Quarter and Full Year 2006

February 1, 2007

Operating Expenses

Operating expenses for the fourth quarter of 2006 increased to $88.0 million from $86.4 million in the fourth quarter of 2005. This increase was primarily attributable to an increase in compensation and benefits of $3.8 million, inclusive of severance expenses of $2.2 million. Partially offsetting this increase was a reduction of $1.3 million in legal and professional costs.

Operating expenses for the fourth quarter of 2006 decreased to $88.0 million from $91.1 million in the third quarter of 2006. This reduction was primarily attributable to a decrease of $1.1 million in legal and professional costs and a decrease of $3.2 million in other expenses due to the write-off of the unamortized debt issuance costs related to the August redemption of a trust preferred security. These decreases were partially offset by an increase in severance expense of $1.2 million.

Operating expenses for the year ended December 31, 2006 increased to $352.6 million from $336.1 million in 2005. This increase was primarily attributable to an increase of $15.6 million in compensation and benefits , including $5.6 million related to the full-year effect of ABD’s May 2005 acquisition of Lucini/Parish, $3.0 million related to the opening of three new ABD offices, $1.9 million in severance expenses related to our 2006 expense reduction initiatives and $1.5 million related to the change in accounting for option compensation beginning in 2006. These increases were partially offset by a $1.4 million reduction in legal and professional costs that primarily reflect lower Sarbanes-Oxley compliance expenses.

“We completed a staffing reduction of approximately four percent during the quarter and commenced the planned consolidation of a significant portion of our administrative and service functions into a single lower cost facility that will occur in the second half of 2007,” stated Mr. Scordelis. “We also remain focused on technology enhancements and other procurement efficiencies with the dual objectives of promoting revenue growth and containing operating expenses.”

Income Taxes

The Company’s effective tax rate was 35.7% for 2006 compared to 37.8% in 2005. The decrease reflects an increased proportion of tax-exempt income, tax credits from investments in low income housing investments and higher California net interest deductions for enterprise zone loans.

Credit Quality Overview

Net loan charge-offs in the fourth quarter of 2006 were $3.2 million, or 0.26% of average loans, annualized, compared to $1.2 million, or 0.10% of average loans, annualized, for the fourth quarter of 2005 and $0.2 million, or 0.02% of average loans, for the third quarter of 2006. Net loan charge-offs for the year ended December 31, 2006 were $6.1 million, or 0.13% of average loans, compared to $11.3 million, or 0.24% of average loans in 2005.

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Greater Bay Bancorp

Financial Results for the Fourth Quarter and Full Year 2006

February 1, 2007

Provision for credit losses was a negative $0.4 million for the fourth quarter of 2006, compared to a negative $10.5 million for the fourth quarter of 2005, and a negative of $0.4 million for the third quarter of 2006. The provision for the year ended December 31, 2006 was a negative $8.7 million, compared to a negative $13.3 million in 2005.

Non-performing assets were $30.2 million at December 31, 2006, compared to $71.7 million at December 31, 2005 and $29.7 million at September 30, 2006. The ratio of non-performing assets to total assets was 0.41% at December 31, 2006, compared to 1.01% at December 31, 2005 and 0.40% at September 30, 2006. The ratio of non-accrual loans to total loans was 0.61% at December 31, 2006, compared to 1.50% at December 31, 2005 and 0.60% at September 30, 2006.

Allowance for loan and lease losses was $68.0 million, or 1.39% of total loans, at December 31, 2006, compared to $82.2 million, or 1.74% of total loans, at December 31, 2005 and $71.3 million, or 1.48% of total loans, at September 30, 2006.

Balance Sheet

At December 31, 2006, total assets were $7.4 billion, total net loans and leases were $4.9 billion, total securities were $1.5 billion, and total deposits were $5.3 billion.

Total loans and leases, net of deferred costs and fees, were $4.9 billion at December 31, 2006, which represents an increase of $177.9 million, or 3.8%, compared to December 31, 2005. This growth reflects an increase of $193.5 million in commercial loans and leases, $85.0 million in real estate construction and land loans, and $13.4 million in residential mortgages. These increases were partially offset by a decline of $46.2 million in commercial term real estate loans, $40.5 million in consumer and other loans, and $29.4 million in real estate other loans.

Total loans and leases, net of deferred costs and fees, increased by $69.6 million from September 30, 2006 to December 31, 2006, representing an annualized growth rate of 5.7% for the quarter. This growth reflects an increase of $109.3 million in commercial loans and leases, and $10.2 million in real estate other, partially offset by decreases of $23.5 million in construction and land loans, $19.5 million in commercial term real estate loans, and $10.4 million in consumer and other loans.

“We are encouraged by the continued growth in our loan portfolio,” stated Mr. Scordelis. “Of most significance, and consistent with our previously stated strategic intent, commercial loans in our community banking business grew at an annualized rate of more than 30% and our specialty finance business posted another quarter of double digit growth. Looking to 2007, we expect our Matsco division to surpass $1.0 billion in outstandings during the first quarter of 2007, and we currently foresee the potential for an increasing level of commercial construction lending opportunities as 2007 progresses, which may mitigate a current market-driven slowing of residential construction activity.”

Securities totaled $1.5 billion as of December 31, 2006, compared to $1.5 billion at December 31, 2005 and $1.6 billion at September 30, 2006.

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Greater Bay Bancorp

Financial Results for the Fourth Quarter and Full Year 2006

February 1, 2007

Total deposits at December 31, 2006 were $5.3 billion, which represents an increase of $198.6 million, or 3.9%, compared to December 31, 2005, and an increase of $198.1 million representing an annualized growth rate of 15.5% compared to September 30, 2006.

Core deposits (excluding institutional and brokered deposits) at December 31, 2006 were $4.3 billion, which represents a decrease of $310.0 million, or 6.8%, compared to December 31, 2005, and an increase of $157.9 million representing an annualized growth rate of 15.3% compared to September 30, 2006.

“Meaningful deposit balance growth during the quarter represents a marked reversal of the trend in recent periods,” commented Mr. Scordelis. “Core demand and time deposits had solid growth, while money market balances stabilized during the quarter. Acknowledging the potential for further near-term balance volatility as clients respond to the prevailing interest rate cycle, we continue to focus on account growth and optimization of overall balance levels, mix, and funding costs.”

Capital Overview

The capital ratios of Greater Bay Bancorp and its subsidiary bank continue to exceed minimum well-capitalized guidelines established by bank regulatory agencies.

The Company’s common equity to assets ratio was 9.99% at December 31, 2006, compared to 9.45% at December 31, 2005 and 9.99% at September 30, 2006. The Company’s tangible common equity to tangible assets ratio was 6.32% at December 31, 2006, compared to 5.56% at December 31, 2005 and 6.32% at September 30, 2006.

Other Matters

In September 2006, the SEC staff issued Staff Accounting Bulletin (SAB) No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements”. The Company adopted SAB 108 as of December 31, 2006 by initially applying the provisions of SAB 108 using the cumulative effect transition method in connection with the finalization of our financial statements for the year ended December 31, 2006.

As a result of adopting SAB 108, the Company’s total shareholders’ equity as of January 1, 2006, was reduced by $1.9 million comprised of a decrease in retained earnings of $5.3 million and an increase in common stock of $3.4 million. Additionally, the Company increased net income reported in the first and second quarters of 2006 by $0.3 million and $1.0 million, respectively which had the effect of increasing reported net income for the year ended December 31, 2006 by $1.3 million.

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Greater Bay Bancorp

Financial Results for the Fourth Quarter and Full Year 2006

February 1, 2007

Outlook for 2007

Our full year guidance for 2007 is as follows:

•	Core Loan Growth – we expect core loan portfolio growth in the high single digits.

•	Core Deposit Growth – we expect core deposit growth in the low single digits.

•	Credit Quality – we expect full year net charge-offs to range from 25 basis points to 35 basis points of average loans outstanding.

•	Net Interest Margin – we expect the full year margin level to fluctuate in the 3.80% to 3.90% range.

Conference Call

The Company will broadcast its earnings conference call live via the Internet at 8:00 a.m. PST on Thursday, February 1. Participants may access this conference call through the company's website at http://www.gbbk.com, under the "Investor Info" link, or through http://www.earnings.com. You should go to either of these websites 15 minutes prior to the start of the call, as it may be necessary to download audio software to hear the conference call.

A replay of the conference call will be available on the websites. A telephone replay will also be available beginning at 11:00 a.m. PST on February 1 through 9:00 p.m. PST on February 8, 2007, by dialing 800-642-1687 or 706-645-9291 and providing Conference ID 7182532.

About Greater Bay Bancorp

Greater Bay Bancorp, a diversified financial services holding company, provides community banking services in the Greater San Francisco Bay Area through Greater Bay Bank, N.A.’s community banking organization, including Bank of Petaluma, Coast Commercial Bank, Golden Gate Bank, Mid-Peninsula Bank, Mt. Diablo National Bank, Peninsula Bank of Commerce and Santa Clara Valley National Bank. Nationally, Greater Bay Bancorp provides specialized leasing and loan services through its specialty finance group, which includes Matsco, Greater Bay Business Funding and Greater Bay Capital. ABD Insurance and Financial Services, the Company’s insurance brokerage subsidiary, provides commercial insurance brokerage, employee benefits consulting and risk management solutions to business clients throughout the United States.

Safe Harbor

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward looking statements relate to the Company’s current expectations regarding future operating results,

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Greater Bay Bancorp

Financial Results for the Fourth Quarter and Full Year 2006

February 1, 2007

net interest margin, net loan charge-offs, asset quality, level of loan loss reserves, growth in loans and deposits, and the strength of the local economy. These forward looking statements are subject to certain risks and uncertainties that could cause the actual results, performance or achievements to differ materially from those expressed, suggested or implied by the forward looking statements. These risks and uncertainties include, but are not limited to: (1) the impact of changes in interest rates, a decline in economic conditions at the local, national and international levels and increased competition among financial service providers on the Company’s results of operations and the quality of the Company’s earning assets; (2) government regulation, including ABD’s receipt of requests for information from state insurance commissioners and subpoenas from state attorneys general related to the ongoing insurance industry-wide investigations into contingent commissions and override payments; and (3) the other risks set forth in the Company‘s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2005. Greater Bay does not undertake, and specifically disclaims, any obligation to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of such statements.

For additional information and press releases about Greater Bay Bancorp, visit the Company’s website at http://www.gbbk.com.

-Financial Tables Follow-

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GREATER BAY BANCORP REPORTS FINANCIAL RESULTS FOR THE FOURTH QUARTER AND FULL YEAR 2006

February 1, 2007

GREATER BAY BANCORP

December 31, 2006 - FINANCIAL SUMMARY (UNAUDITED)

(Dollars and shares in 000’s, except per share data)

	Fourth Quarter 2006	Third Quarter 2006	Restated(7)		Fourth Quarter 2005
			Second Quarter 2006	First Quarter 2006
SELECTED QUARTERLY CONSOLIDATED OPERATING DATA:
Interest income	$116,308	$113,916	$108,321	$104,015	$102,225
Interest expense	52,419	50,142	42,487	37,134	34,478

Net interest income before reversal of provision for credit losses	63,889	63,774	65,834	66,881	67,747
Reversal of provision for credit losses	(384)	(443)	(1,886)	(6,004)	(10,491)

Net interest income after reversal of provision for credit losses	64,273	64,217	67,720	72,885	78,238
Non-interest income:
Insurance commissions and fees	38,730	41,757	40,235	44,600	37,071
Rental revenue on operating leases	4,490	4,632	4,790	4,950	4,906
Service charges and other fees	2,324	2,363	2,368	2,540	2,533
Loan and international banking fees	1,980	1,960	1,718	1,795	1,919
Income on bank owned life insurance	2,003	2,038	1,922	1,911	1,869
Trust fees	1,138	1,059	1,127	1,055	1,101
Gains/(losses) on sale of loans	—	(14)	—	—	172
Security gains, net	—	40	5	168	—
Other income	908	1,617	4,605	1,747	3,438

Total non-interest income	51,573	55,452	56,770	58,766	53,009

Operating expenses:
Compensation and benefits	55,279	52,548	50,906	57,556	51,455
Occupancy and equipment	11,457	11,896	11,192	11,322	11,285
Legal costs and other professional fees	3,950	5,074	3,884	3,753	5,295
Depreciation—operating leases	3,503	3,665	3,917	4,003	4,013
Amortization of intangibles	1,507	1,678	1,689	1,640	1,835
Other expenses	12,281	16,220	11,387	12,271	12,476

Total operating expenses	87,977	91,081	82,975	90,545	86,359

Income before provision for income taxes and cumulative effect of accounting change	27,869	28,588	41,515	41,106	44,888
Provision for income taxes	9,091	10,076	15,423	15,006	17,433

Income before cumulative effect of accounting change	18,778	18,512	26,092	26,100	27,455
Cumulative effect of accounting change, net of tax (1)	—	—	—	130	—

Net income	$18,778	$18,512	$26,092	$26,230	$27,455

EARNINGS PER SHARE DATA:
Net Income per common share before cumulative effect of accounting change (2)
Basic	$0.34	$0.33	$0.48	$0.49	$0.51
Diluted	$0.33	$0.32	$0.47	$0.46	$0.48

Net Income per common share after cumulative effect of accounting change (2)
Basic	$0.34	$0.33	$0.48	$0.49	$0.51
Diluted	$0.33	$0.32	$0.47	$0.46	$0.48

Weighted average common shares outstanding	50,478	50,423	50,188	49,802	50,251
Weighted average common & potential common shares outstanding	51,180	51,366	51,173	52,727	53,370

GAAP ratios
Return on quarterly average assets, annualized	1.00%	1.00%	1.47%	1.49%	1.53%
Return on quarterly average common shareholders’ equity, annualized	10.03%	10.15%	14.85%	15.62%	16.25%
Return on quarterly average total equity, annualized	8.81%	8.89%	12.95%	13.56%	14.09%
Net interest margin, annualized (3)	3.91%	3.97%	4.26%	4.37%	4.36%
Operating expense ratio, annualized (4)	4.71%	4.92%	4.66%	5.15%	4.81%
Efficiency ratio (5)	76.20%	76.39%	67.68%	72.06%	71.52%

NON-GAAP ratios
Efficiency ratio (excluding ABD & other ABD expenses paid by holding company) (6)	67.08%	69.63%	58.27%	66.35%	62.31%
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(1)    Effective January 1, 2006, the Company adopted SFAS No. 123 (revised 2004), Share-Based Payment (“SFAS 123R”), as a result of which the Company recognized a one-time cumulative adjustment, to record an estimate of future forfeitures on outstanding equity based awards for which compensation expense had been recognized prior to adoption.

(2)    The following table provides a reconciliation of income available to common shareholders. Additionally, the Company’s outstanding convertible preferred stock was antidilutive for all periods presented.

Income before cumulative effect of accounting change as reported	$18,778	$18,512	$26,092	$26,100	$27,455
Less: dividends on convertible preferred stock	(1,832)	(1,832)	(1,822)	(1,832)	(1,825)

Income available to common shareholders before cumulative effect of accounting change	16,946	16,680	24,270	24,268	25,630
Add: CODES interest and other related income/(loss), net of taxes	—	—	—	59	(99)

Income available to common shareholders before cumulative effect of accounting change	16,946	16,680	24,270	24,327	25,531
Cumulative effect of accounting change, net of tax	—	—	—	130	—

Income available to common shareholders after cumulative effect of accounting change	$16,946	$16,680	$24,270	$24,457	$25,531

Weighted average common shares outstanding	50,478	50,423	50,188	49,802	50,251
Weighted average potential common shares:
Stock options	702	943	985	946	939
CODES due 2024	—	—	—	1,979	2,180

Total weighted average common & potential common shares outstanding	51,180	51,366	51,173	52,727	53,370

(3) Net interest income (on a tax equivalent basis) for the period, annualized and divided by average quarterly interest earning assets for the period.
(4) Total operating expenses for the period, annualized and divided by average quarterly assets.
(5) Total operating expenses divided by total revenue (the sum of net interest income and non-interest income, excluding provision for credit losses).
(6) Total operating expenses less ABD operating expenses divided by total revenue less ABD revenue. The following table provides the information for calculating the efficiency ratio excluding ABD:

Revenue (excluding ABD)	$75,911	$77,083	$82,180	$80,546	$83,614
Operating expenses (excluding ABD & other ABD expenses paid by holding company)	$50,924	$53,670	$47,888	$53,441	$52,102

(7)    Restated to reflect adoption of SEC Staff Accounting Bulletin No. 108 effective January 1, 2006, and reflects the reversal of expenses recorded during Q1 and Q2 to correct for immaterial errors related to periods prior to 2006.

The pre tax amounts reversed were $0.6 million and $1.5 million for Q1 and Q2 respectively.

GREATER BAY BANCORP REPORTS FINANCIAL RESULTS FOR THE FOURTH QUARTER AND FULL YEAR 2006

February 1, 2007

GREATER BAY BANCORP

December 31, 2006 - FINANCIAL SUMMARY (UNAUDITED)

(Dollars and shares in 000’s, except per share data)

	Twelve Months Ended December 31,
	2006	2005
SELECTED QUARTERLY CONSOLIDATED OPERATING DATA:
Interest income	$442,560	$390,783
Interest expense	182,182	123,573

Net interest income before reversal of provision for credit losses	260,378	267,210
Reversal of provision for credit losses	(8,717)	(13,269)

Net interest income after reversal of provision for credit losses	269,095	280,479

Non-interest income:
Insurance commissions and fees	165,322	154,390
Rental revenue on operating leases	18,862	18,302
Service charges and other fees	9,595	10,448
Loan and international banking fees	7,453	7,708
Income on bank owned life insurance	7,874	7,547
Trust fees	4,379	4,301
Gains/(losses) on sale of loans	(14)	478
Security gains, net	213	342
Other income	8,877	8,416

Total non-interest income	222,561	211,932

Operating expenses:
Compensation and benefits	216,289	200,657
Occupancy and equipment	45,867	44,123
Legal costs and other professional fees	16,661	18,015
Depreciation - operating leases	15,088	15,226
Amortization of intangibles	6,514	7,876
Other expenses	52,159	50,164

Total operating expenses	352,578	336,061

Income before provision for income taxes and cumulative effect of accounting change	139,078	156,350
Provision for income taxes	49,596	59,123

Income before cumulative effect of accounting change	89,482	97,227
Cumulative effect of accounting change, net of tax (1)	130	—

Net income	$89,612	$97,227

EARNINGS PER SHARE DATA:
Net Income per common share before cumulative effect of accounting change (2)
Basic	$1.64	$1.77
Diluted	$1.60	$1.64

Net Income per common share after cumulative effect of accounting change (2)
Basic	$1.64	$1.77
Diluted	$1.60	$1.64

Weighted average common shares outstanding	50,221	50,730
Weighted average common & potential common shares outstanding	51,530	55,058

GAAP ratios
Return on YTD average assets, annualized	1.24%	1.37%
Return on YTD common shareholders’ equity, annualized	12.57%	14.55%
Return on YTD average total equity, annualized	10.98%	12.59%
Net interest margin, annualized (3)	4.13%	4.34%
Operating expense ratio, annualized (4)	4.86%	4.74%
Efficiency ratio (5)	73.01%	70.14%

NON-GAAP ratios
Efficiency Ratio (excluding ABD & other ABD expenses paid by holding company) (6)	65.22%	62.47%
__________

(1)    Effective January 1, 2006, the Company adopted SFAS No. 123 (revised 2004), Share-Based Payment (“SFAS 123R”), as a result of which the Company recognized a one-time which the Company recognized a one-time cumulative adjustment, to record an estimate of future forfeitures on outstanding equity based awards for which compensation expense had been recognized prior to adoption.

(2)    The following table provides a reconciliation of income available to common shareholders before and after cumulative effect of accounting change. Additionally, the Company’s outstanding convertible preferred stock was antidilutive for all periods presented.

Income before cumulative effect of accounting change as reported	$89,482	$97,227
Less: dividends on convertible preferred stock	(7,318)	(7,340)

Net Income available to common shareholders before cumulative effect of accounting change	82,164	89,887
Add: CODES interest and other related income/(loss), net of taxes	59	267

Income available to common shareholders before cumulative effect of accounting change	82,223	90,154
Cumulative effect of accounting change, net of tax	130	—

Income available to common shareholders after cumulative effect of accounting change	$82,353	$90,154

Weighted average common shares outstanding	50,221	50,730
Weighted average potential common shares:
Stock options	821	1,017
CODES due 2024	488	3,302
CODES due 2022	—	9

Total weighted average common & potential common shares outstanding	51,530	55,058

(3) Net interest income (on a tax equivalent basis) for the period divided by YTD average interest earning assets for the period.
(4) Total operating expenses for the period divided by YTD average assets.
(5) Total operating expenses divided by total revenue (the sum of net interest income and non-interest income, excluding provision for credit losses).
(6) Total operating expenses less ABD operating expenses divided by total revenue less ABD revenue. The following table provides the information for calculating the efficiency ratio excluding ABD:

Revenue (Excluding ABD)	$315,720	$323,344
Operating Expenses (Excluding ABD & other ABD expenses paid by holding company)	$205,923	$202,006

GREATER BAY BANCORP REPORTS FINANCIAL RESULTS FOR THE FOURTH QUARTER AND FULL YEAR 2006

February 1, 2007

GREATER BAY BANCORP

December 31, 2006 - FINANCIAL SUMMARY (UNAUDITED)

(Dollars in 000’s)

	Dec 31 2006	Restated(5)			Dec 31 2005
		Sep 30 2006	Jun 30 2006	Mar 31 2006
SELECTED CONSOLIDATED FINANCIAL CONDITION DATA AND RATIOS:
Cash and cash equivalents	$170,365	$160,572	$198,716	$167,203	$152,153
Fed funds sold	—	—	36,000	—	—
Securities	1,543,097	1,572,109	1,565,732	1,468,123	1,493,584
Loans and leases:
Commercial (1)	2,245,549	2,136,235	2,072,334	2,046,402	2,052,049
Term real estate - commercial	1,403,631	1,423,090	1,394,518	1,439,416	1,449,818

Total commercial (1)	3,649,180	3,559,325	3,466,852	3,485,818	3,501,867
Real estate construction and land	729,871	753,416	762,409	688,086	644,883
Residential mortgage	279,615	277,038	275,332	271,658	266,263
Real estate other	173,271	163,077	164,133	180,409	202,675
Consumer and other (1)	68,698	79,131	101,821	100,468	109,168
Deferred costs and fees, net (1)	5,206	4,278	4,066	3,285	3,113

Total loans and leases, net of deferred costs and fees (1)	4,905,841	4,836,265	4,774,613	4,729,724	4,727,969
Allowance for loan and lease losses	(68,025)	(71,323)	(71,689)	(74,568)	(82,159)

Total loans and leases, net	4,837,816	4,764,942	4,702,924	4,655,156	4,645,810
Goodwill	246,016	242,687	243,343	242,728	243,289
Other intangible assets	42,978	44,515	46,227	48,005	49,741
Other assets	530,862	554,985	583,167	533,366	536,392

Total assets	$7,371,134	$7,339,810	$7,376,109	$7,114,581	$7,120,969

Deposits:
Demand, noninterest-bearing	$1,028,245	$980,050	$1,015,734	$1,004,575	$1,093,157
MMDA, NOW and savings	2,614,349	2,613,387	2,734,656	2,957,354	3,000,647
Time deposits, $100,000 and over	892,048	784,557	776,712	782,891	741,682
Other time deposits	722,541	681,104	495,131	363,941	223,053

Total deposits	5,257,183	5,059,098	5,022,233	5,108,761	5,058,539

Other borrowings	825,837	994,044	970,390	750,248	797,802
Subordinated debt	180,929	180,929	287,631	210,311	210,311
Other liabilities	254,812	256,545	268,899	240,008	265,607

Total liabilities	6,518,761	6,490,616	6,549,153	6,309,328	6,332,259

Minority interest:
Preferred stock of real estate investment trust subsidiaries	12,861	12,821	12,780	12,739	12,699
Convertible preferred stock	103,094	103,094	103,096	103,097	103,387
Common shareholders' equity	736,418	733,279	711,080	689,417	672,624

Total equity	839,512	836,373	814,176	792,514	776,011

Total liabilities and total equity	$7,371,134	$7,339,810	$7,376,109	$7,114,581	$7,120,969

RATIOS:

Loan growth, current quarter to prior year quarter	3.76%	3.19%	0.72%	4.93%	5.34%
Loan growth, current quarter to prior quarter, annualized	5.71%	5.12%	3.81%	0.15%	3.49%
Loan growth, YTD	3.76%	3.06%	1.99%	0.15%	5.34%

Core loan growth, current quarter to prior year quarter (2)	4.45%	3.90%	1.32%	1.39%	0.57%
Core loan growth, current quarter to prior quarter, annualized (2)	6.41%	5.91%	4.47%	0.66%	4.30%
Core loan growth, YTD (2)	4.45%	3.73%	2.58%	0.66%	0.57%

Deposit growth, current quarter to prior year quarter	3.93%	0.87%	2.93%	2.26%	-0.87%
Deposit growth, current quarter to prior quarter, annualized	15.53%	2.91%	-6.79%	4.03%	3.41%
Deposit growth, YTD	3.93%	0.01%	-1.45%	4.03%	-0.87%

Core deposit growth, current quarter to prior year quarter (3)	-6.79%	-10.48%	-6.63%	-5.78%	-5.03%
Core deposit growth, current quarter to prior quarter, annualized (3)	15.29%	-14.43%	-19.72%	-8.31%	-1.02%
Core deposit growth, YTD (3)	-6.79%	-13.71%	-13.84%	-8.31%	-5.03%

Revenue growth, current quarter to prior year quarter (4)	-4.38%	-2.66%	2.46%	8.10%	7.03%
Revenue growth, current quarter to prior quarter, annualized (4)	-12.53%	-10.93%	-9.71%	16.43%	-5.60%

Net interest income growth, current quarter to prior year quarter	-5.69%	-6.21%	0.63%	1.27%	-0.52%
Net interest income growth, current quarter to prior quarter, annualized	0.72%	-12.41%	-6.28%	-5.18%	-1.45%

(1)	In Q3 2006, $15.4 million of deferred costs and fees on leases were reclassified from commercial loans and consumer and other loans into net deferred costs and fees. Prior period presentation has been changed to conform to current period presentation.
(2)	Core loans calculated as total loans less purchased residential mortgage loans.
(3)	Core deposits calculated as total deposits less institutional and brokered time deposits.
(4)	Revenue is the sum of net interest income before reversal of provision for credit losses and total non-interest income.
(5)	Restated to reflect adoption of SEC Staff Accounting Bulletin No. 108 effective January 1, 2006, including an adjustment to common shareholders' equity of $1.9 million as of January 1, 2006.

GREATER BAY BANCORP REPORTS FINANCIAL RESULTS FOR THE FOURTH QUARTER AND FULL YEAR 2006

February 1, 2007

GREATER BAY BANCORP

December 31, 2006 - FINANCIAL SUMMARY (UNAUDITED)

(Dollars in 000’s)

SELECTED AVERAGE BALANCE SHEET AND YIELD DATA:

	Three months ended
	December 31, 2006			September 30, 2006
Tax-Equivalent Basis (1)	Average Balance (2)	Interest	Average Yield / Rate	Average Balance (2)	Interest	Average Yield / Rate
INTEREST-EARNING ASSETS:
Fed funds sold	$83,034	$1,098	5.24%	$33,141	$432	5.18%
Securities:
Taxable	1,493,073	17,358	4.61%	1,509,123	17,537	4.61%
Tax-exempt (1)	92,347	1,595	6.85%	91,142	1,590	6.92%
Other short-term (3)	9,643	90	3.69%	9,993	83	3.29%
Loans & leases (4)	4,850,605	96,673	7.91%	4,785,791	94,781	7.86%

Total interest-earning assets	6,528,702	116,814	7.10%	6,429,190	114,423	7.06%
Noninterest-earning assets	885,204	—		911,348	—

Total assets	$7,413,906	116,814		$7,340,538	114,423

INTEREST-BEARING LIABILITIES:
Deposits:
MMDA, NOW and Savings	$2,611,369	17,545	2.67%	$2,719,915	17,036	2.48%
Time deposits over $100,000	827,608	10,312	4.94%	787,289	9,506	4.79%
Other time deposits	727,388	8,895	4.85%	595,200	6,973	4.65%

Total interest-bearing deposits	4,166,365	36,752	3.50%	4,102,404	33,515	3.24%
Short-term borrowings	393,702	4,873	4.91%	299,675	3,674	4.86%
CODES	—	—	0.00%	—	—	0.00%
Subordinated debt	180,929	3,768	8.26%	251,677	5,355	8.44%
Other long-term borrowings	526,025	7,026	5.30%	579,694	7,598	5.20%

Total interest-bearing liabilities	5,267,021	52,419	3.95%	5,233,450	50,142	3.80%
Noninterest-bearing deposits	1,021,175			993,457
Other noninterest-bearing liabilities	267,007			274,367
Minority Interest: Preferred stock of real estate investment trust subsidiaries	12,837			12,796
Shareholders' equity	845,866			826,468

Total shareholders’ equity and liabilities	$7,413,906	52,419		$7,340,538	50,142

Net interest income, on a tax-equivalent basis (1)		64,395			64,281
Net interest margin (5)			3.91%			3.97%

Reconciliation to reported net interest income:
Adjustment for tax-equivalent basis		(506)			(507)

Net interest income, as reported		$63,889			$63,774

(1)	Income from tax-exempt securities issued by state and local governments or authorities, is adjusted by an increment that equates tax-exempt income to tax equivalent basis (assuming a 35% federal income tax rate).
(2)	Nonaccrual loans are included in the average balance.
(3)	Includes average interest-earning deposits in other financial institutions.
(4)	Amortization of deferred costs and fees, net, resulted in an increase of interest income on loans by $674,000 and $364,000, for the three months ended December 31, 2006 and September 30, 2006, respectively.
(5)	Net interest margin during the period equals (a) the difference between tax-equivalent interest income on interest-earning assets and the interest expense on interest-bearing liabilities, divided by (b) average interest-earning assets for the period, annualized.

GREATER BAY BANCORP REPORTS FINANCIAL RESULTS FOR THE FOURTH QUARTER AND FULL YEAR 2006

February 1, 2007

GREATER BAY BANCORP

December 31, 2006 - FINANCIAL SUMMARY (UNAUDITED)

(Dollars in 000’s)

SELECTED AVERAGE BALANCE SHEET AND YIELD DATA:

	Three months ended
	December 31, 2006			December 31, 2005
Tax-Equivalent Basis (1)	Average Balance (2)	Interest	Average Yield / Rate	Average Balance (2)	Interest	Average Yield / Rate
INTEREST-EARNING ASSETS:
Fed funds sold	$83,034	$1,098	5.24%	$74,740	$716	3.80%
Securities:
Taxable	1,493,073	17,358	4.61%	1,374,102	14,862	4.29%
Tax-exempt (1)	92,347	1,595	6.85%	80,793	1,476	7.25%
Other short-term (3)	9,643	90	3.69%	11,245	45	1.58%
Loans and leases (4)	4,850,605	96,673	7.91%	4,673,852	85,611	7.27%

Total interest-earning assets	6,528,702	116,814	7.10%	6,214,732	102,710	6.56%
Noninterest-earning assets	885,204	—		905,369	—

Total assets	$7,413,906	116,814		$7,120,101	102,710

INTEREST-BEARING LIABILITIES:
Deposits:
MMDA, NOW and Savings	$2,611,369	17,545	2.67%	$3,111,275	14,841	1.89%
Time deposits over $100,000	827,608	10,312	4.94%	741,859	6,466	3.46%
Other time deposits	727,388	8,895	4.85%	194,054	1,375	2.81%

Total interest-bearing deposits	4,166,365	36,752	3.50%	4,047,188	22,682	2.22%
Short-term borrowings	393,702	4,873	4.91%	171,801	1,870	4.32%
CODES	—	—	0.00%	87,500	117	0.53%
Subordinated debt	180,929	3,768	8.26%	210,311	4,504	8.50%
Other long-term borrowings	526,025	7,026	5.30%	456,962	5,305	4.61%

Total interest-bearing liabilities	5,267,021	52,419	3.95%	4,973,762	34,478	2.75%
Noninterest-bearing deposits	1,021,175			1,086,424
Other noninterest-bearing liabilities	267,007			274,391
Minority Interest: Preferred stock of real estate investment trust subsidiaries	12,837			12,674
Shareholders’ equity	845,866			772,848

Total shareholders’ equity and liabilities	$7,413,906	52,419		$7,120,101	34,478

Net interest income, on a tax-equivalent basis (1)		64,395			68,232

Net interest margin (5)			3.91%			4.36%

Reconciliation to reported net interest income:

Adjustment for tax-equivalent basis		(506)			(485)

Net interest income, as reported		$63,889			$67,747

(1)	Income from tax-exempt securities issued by state and local governments or authorities, is adjusted by an increment that equates tax-exempt income to tax equivalent basis (assuming a 35% federal income tax rate).
(2)	Nonaccrual loans are included in the average balance.
(3)	Includes average interest-earning deposits in other financial institutions.
(4)	Amortization of deferred costs and fees, net, resulted in an increase of interest income on loans by $674,000 and $580,000 for the three months ended December 31, 2006 and December 31, 2005, respectively.
(5)	Net interest margin during the period equals (a) the difference between tax-equivalent interest income on interest-earning assets and the interest expense on interest-bearing liabilities, divided by (b) average interest-earning assets for the period, annualized.

GREATER BAY BANCORP REPORTS FINANCIAL RESULTS FOR THE FOURTH QUARTER AND FULL YEAR 2006

February 1, 2007

GREATER BAY BANCORP

December 31, 2006 - FINANCIAL SUMMARY (UNAUDITED)

(Dollars in 000’s)

SELECTED AVERAGE BALANCE SHEET AND YIELD DATA:

	Twelve months ended
	December 31, 2006			December 31, 2005
Tax-Equivalent Basis (1)	Average Balance (2)	Interest	Average Yield / Rate	Average Balance (2)	Interest	Average Yield / Rate
INTEREST-EARNING ASSETS:
Fed funds sold	$34,991	$1,790	5.12%	$47,555	$1,505	3.16%
Securities:
Taxable	1,465,664	66,549	4.54%	1,453,524	62,042	4.27%
Tax-exempt (1)	88,137	6,220	7.06%	83,201	5,949	7.15%
Other short-term (3)	9,687	254	2.62%	8,906	155	1.74%
Loans and leases (4)	4,758,571	369,747	7.77%	4,604,690	323,098	7.02%

Total interest-earning assets	6,357,050	444,560	6.99%	6,197,876	392,749	6.34%
Noninterest-earning assets	898,487	—		891,721	—

Total assets	$7,255,537	444,560		$7,089,597	392,749

INTEREST-BEARING LIABILITIES:
Deposits:
MMDA, NOW and Savings	$2,771,143	63,747	2.30%	$3,125,467	54,437	1.74%
Time deposits over $100,000	788,086	35,606	4.52%	682,213	19,640	2.88%
Other time deposits	501,082	22,616	4.51%	162,352	4,001	2.46%

Total interest-bearing deposits	4,060,311	121,969	3.00%	3,970,032	78,078	1.97%
Short-term borrowings	311,321	14,477	4.65%	297,561	10,741	3.61%
CODES	18,518	101	0.55%	137,585	749	0.54%
Subordinated debt	216,933	18,547	8.55%	210,311	17,639	8.39%
Other long-term borrowings	532,155	27,088	5.09%	333,454	16,366	4.91%

Total interest-bearing liabilities	5,139,238	182,182	3.54%	4,948,943	123,573	2.50%
Noninterest-bearing deposits	1,017,381			1,088,927
Other noninterest-bearing liabilities	269,846			267,019
Minority Interest: Preferred stock of real estate investment trust subsidiaries	12,776			12,618
Shareholders’ equity	816,296			772,090

Total shareholders’ equity and liabilities	$7,255,537	182,182		$7,089,597	123,573

Net interest income, on a tax-equivalent basis (1)		262,378			269,176

Net interest margin (5)			4.13%			4.34%

Reconciliation to reported net interest income:
Adjustment for tax-equivalent basis		(2,000)			(1,966)

Net interest income, as reported		$260,378			$267,210

(1)	Income from tax-exempt securities issued by state and local governments or authorities, is adjusted by an increment that equates tax-exempt income to tax equivalent basis (assuming a 35% federal income tax rate).
(2)	Nonaccrual loans are included in the average balance.
(3)	Includes average interest-earning deposits in other financial institutions.
(4)	Amortization of deferred costs and fees, net, resulted in an increase of interest income on loans by $1,885,000 and $1,418,000 for the twelve months ended December 31, 2006 and December 31, 2005, respectively.
(5)	Net interest margin during the period equals (a) the difference between tax-equivalent interest income on interest-earning assets and the interest expense on interest-bearing liabilities, divided by (b) average interest-earning assets for the period, annualized.

GREATER BAY BANCORP REPORTS FINANCIAL RESULTS FOR THE FOURTH QUARTER AND FULL YEAR 2006

February 1, 2007

GREATER BAY BANCORP

December 31, 2006 - FINANCIAL SUMMARY (UNAUDITED)

(Dollars and shares in 000’s, except per share data)

	Dec 31 2006	Sep 30 2006	Jun 30 2006	Mar 31 2006	Dec 31 2005
SELECTED CONSOLIDATED CREDIT QUALITY DATA:
Nonperforming assets (1)
Commercial:
Matsco/GBC	$7,583	$8,323	$7,257	$8,011	$8,883
SBA	5,576	2,881	4,536	3,627	6,497
Other	8,486	6,458	4,775	9,184	9,142

Total commercial	21,645	17,662	16,568	20,822	24,522
Real estate:
Commercial	7,173	10,939	14,763	8,203	8,434
Construction and land	930	323	323	3,242	323
Other	—	—	3	7	33,312

Total real estate	8,103	11,262	15,089	11,452	42,069
Consumer and other	117	139	611	718	4,503

Total nonaccrual loans	29,865	29,063	32,268	32,992	71,094
OREO	—	—	—	—	—
Other nonperforming assets	382	603	361	438	631

Total nonperforming assets (1)	$30,247	$29,666	$32,629	$33,430	$71,725

Net loan charge-offs (recoveries) (2)	$3,192	$223	$2,662	$43	$1,207
Ratio of allowance for loan and lease losses to:
End of period loans	1.39%	1.48%	1.50%	1.58%	1.74%
Total nonaccrual loans	227.77%	245.41%	222.17%	226.02%	115.56%
Ratio of reversal of provision for credit losses to average loans, annualized	-0.03%	-0.04%	-0.16%	-0.52%	-0.89%
Total nonaccrual loans to total loans	0.61%	0.60%	0.68%	0.70%	1.50%
Total nonperforming assets to total assets	0.41%	0.40%	0.44%	0.47%	1.01%
Ratio of quarterly net loan charge-offs to average loans, annualized	0.26%	0.02%	0.23%	0.00%	0.10%
Ratio of YTD net loan charge-offs to YTD average loans	0.13%	0.08%	0.12%	0.00%	0.24%
_________
(1) Nonperforming assets include nonaccrual loans and leases, other real estate owned and other nonperforming assets.
(2) Net loan charge-offs are loan charge-offs net of recoveries. Q3 2006 includes an insurance recovery of $1.6 million related to previously charged off loans and leases.

	Dec 31 2006	Sep 30 2006	Jun 30 2006	Mar 31 2006	Dec 31 2005
SELECTED QUARTERLY CAPITAL RATIOS AND DATA:
Tier 1 leverage ratio	10.63%	10.63%	12.07%	10.77%	10.41%
Tier 1 risk-based capital ratio	12.26%	12.15%	13.49%	12.48%	12.01%
Total risk-based capital ratio	13.47%	13.40%	14.93%	13.73%	13.26%
Total equity to assets ratio	11.39%	11.40%	11.04%	11.14%	10.90%
Common equity to assets ratio	9.99%	9.99%	9.64%	9.69%	9.45%

Tier I capital	$755,860	$748,071	$824,154	$734,692	$708,563
Total risk-based capital	$830,461	$825,036	$911,802	$808,436	$782,525
Risk weighted assets	$6,166,011	$6,155,489	$6,108,101	$5,889,032	$5,900,425
NON-GAAP RATIOS (1):
Tangible common equity to tangible assets - end of period (2)	6.32%	6.32%	5.95%	5.84%	5.56%
Tangible common book value per common share - end of period (3)	$8.78	$8.74	$8.28	$7.93	$7.61

Common book value per common share - end of period (4)	$14.46	$14.36	$13.97	$13.71	$13.48
Total common shares outstanding - end of period	50,938	51,047	50,917	50,288	49,906
_________
(1) The following table provides a reconciliation of common equity to tangible common equity and total assets to tangible assets:

Common shareholders’ equity	$736,418	$733,279	$711,080	$689,417	$672,624
Less: goodwill and other Intangible assets	(288,994)	(287,202)	(289,570)	(290,733)	(293,030)

Tangible common equity	$447,424	$446,077	$421,510	$398,684	$379,594

Total assets	$7,371,134	$7,339,810	$7,376,109	$7,114,581	$7,120,969
Less: goodwill and other intangible assets	(288,994)	(287,202)	(289,570)	(290,733)	(293,030)

Tangible assets	$7,082,140	$7,052,608	$7,086,539	$6,823,848	$6,827,939

(2)	Computed as common shareholders’ equity, less goodwill and other intangible assets divided by tangible assets.
(3)	Computed as common shareholders’ equity, less goodwill and other intangible assets divided by total common shares outstanding - end of period.
(4)	Computed as common shareholders’ equity divided by common shares outstanding - end of period.